EXHIBIT 23.1 - CONSENT OF ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

I consent to the incorporation by reference in this Registration Statement of Micro Imaging Technology, Inc. on Form S-8 (Micro Imaging Technology, Inc. 2009 Employee Benefit Plan), of my report, dated February 9, 2008, relating to my audit of the consolidated financial statements included in the Annual Report on Form 10-KSB of Micro Imaging Technology, Inc. and Subsidiaries.

/s/ Jeffrey S. Gilbert

JEFFREY S. GILBERT

Los Angeles, California

October 21, 2008